SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934(Amendment No.____)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss240.14a-11(c) or ss240.14a-12

 ...............................................................................
AIRWAYS CORPORATION
 ...............................................................................

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[ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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                             AIRWAYS CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 11, 1996

TO THE SHAREHOLDERS OF AIRWAYS CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of Airways Corporation, a Delaware corporation (the "Company"), will be held at the AirTran Airways, Inc. Maintenance Hangar located at 4170 Wiley Drive, Orlando, Florida, on September 11, 1996 at 10:00 A.M. local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.   To elect Directors of the Company.

2. To consider and vote upon a proposal to increase to 1,150,000 shares the number of shares of Common Stock reserved pursuant to the Company's 1995 Stock Option Plan.

3. To ratify the selection of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company for the year ending March 31, 1997.

4.   To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on July 25, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors,


Mark B. Rinder, Secretary

Orlando, Florida
Date: July 27, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.



                               AIRWAYS CORPORATION

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 11, 1996

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Airways Corporation, a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1996 Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. local time, on Wednesday, September 11, 1996, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Shareholders is August 9, 1996. Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual Report, which accompanies this Proxy Statement. The Company's principal executive offices are located at 6280 Hazeltine National Drive, Orlando, Florida 32822, and its telephone number is (407) 859-1579.

                           PURPOSES OF THE MEETING

At the Annual Meeting, the Company's Shareholders will consider and vote upon the following matters:

(1) The election of five members, divided into three separate classes, to the Company's Board of Directors to serve until their successors are duly elected and qualified;

(2) A proposal to increase to 1,150,000 shares the number of shares of Common Stock reserved for issuance pursuant to the Company's 1995 Stock Option Plan;

(3) The ratification of KPMG Peat Marwick LLP, as the Company's independent auditors for the year ending March 31, 1997; and

(4) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the five nominees for directors named below; (b) FOR the proposal to increase to 1,150,000 shares the number of shares of Common Stock reserved for issuance pursuant to the Company's 1995 Stock Option Plan, and (c) FOR the ratification of the appointment of KPMG Peat Marwick LLP, as the Company's independent auditors. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made. The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

               OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on July 25, 1996 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,997,937 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to approve the proposal to increase to 1,150,000 shares the number of shares of Common Stock reserved for issuance pursuant to the Company's 1995 Stock Option Plan and to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 6280 Hazeltine National Drive, Orlando, Florida 32822, for a period of ten days prior to the Annual Meeting and at the Annual Meeting and itself for examination by any shareholder.

                              SECURITY OWNERSHIP

The following table sets forth, as of July 1, 1996, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock,
(ii) each director and nominee for director, (iii) the Named Executive Officers (as defined in "Executive Compensation") and (iv) all directors and executive officers of the Company as a group:


       NAME AND ADDRESS OF              AMOUNT AND NATURE OF          PERCENTAGE OF
       BENEFICIAL OWNER(1)          BENEFICIAL OWNERSHIP(2)(3)(4)   OUTSTANDING SHARES(2)
Carl R. Pohlad                                1,379,310                   15.33%
 Pohlad Companies
 3800 Dean Bosworth Plaza
 60 South Street
 Minneapolis, MN 55402

Lowell T. Swenson                               462,748(6)                 5.14%
 315 Maple Avenue North
 Three River Falls, MN 56701

Robert D. Swenson                               542,895(7)                 5.87%

Alan Stephen                                     34,000                        (5)

John S. Olbrych                                   1,000                        (5)

John K. Ellingboe                                25,620                        (5)

Roger T. Munt                                     8,000                        (5)

John F. Horn                                    100,000                    1.10%

All directors and executive                     737,115                    7.85%
officers as a group (11 persons)

__________________

(1) Unless otherwise indicated, the address of each beneficial owner is Airways Corporation, 6280 Hazeltine National Drive, Orlando, Florida 32822.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.

(3) Includes shares which may be acquired within the next 60 days in the following amounts by exercise of stock options: R. D. Swenson -- 250,000;
     A. Stephen -- 4,000; J. Ellingboe -- 4,000; R. Munt -- 4,000; J. Horn --
     100,000; and all directors and executive officers as a group -- 387,000.

(4) The shares shown do not include the following shares of common stock which are subject to stock options that are not exercisable within the next 60 days: A. Stephen -- 4,000; J. Olbrych -- 24,000; J. Ellingboe -- 4,000; R. Munt -- 4,000; and all directors and executive officers as a group -- 136,000.

(5)  Ownership is less than one percent (1%) of total shares outstanding.

(6) Includes 100,000 shares of Common Stock for which Mr. Swenson shares voting power with his wife.

(7)  Includes (i) 38,220 shares of Common Stock held by Mr. Swenson's wife, and
     (ii) 29,720 shares of Common Stock Mr. Swenson holds as custodian for his children.

                            ELECTION OF DIRECTORS

The Company's Certificate of Incorporation and Bylaws provide that the number of directors shall be a minimum of three and a maximum of twelve, which number is fixed from time-to-time by the Board of Directors. The number of directors is currently fixed at six. The Company's Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors, as nearly equal in number as possible. Initially, pursuant to the Company's Certificate of Incorporation, all directors comprising the three classes shall be elected at the 1996 Annual Meeting for terms expiring for Class I, Class II and Class III in 1997, 1998 and 1999, respectively. Thereafter, commencing in 1997, one class of directors is to be elected each year for a term extending to the third succeeding annual meeting after such election. On July 10, 1996, John F. Horn retired as an officer and director of the Company, leaving a vacancy on the Board. Prior to the 1997 Annual Meeting, the Board of Directors, in accordance with the Company's Bylaws, may by majority vote appoint a sixth member of the Board to serve as a Class I director until the expiration of his or her term at the 1997 Annual Meeting. The members of the Board also comprise the board of directors of AirTran Airways, Inc., the Company's subsidiary ("AirTran").

The Company has nominated the following five individuals to be elected as directors in their respective classifications and each such director elected at the Annual Meeting shall serve for a term expiring as indicated below or when his successor has been duly elected and qualified:

                                         TERM
       NAME         CLASSIFICATION    EXPIRATION
John K. Ellingboe          I             1997
Roger T. Munt             II             1998
John S. Olbrych           II             1998
Robert D. Swenson        III             1999
Alan R. Stephen          III             1999

The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The executive officers and directors of the Company are as follows:

         NAME           AGE                             POSITION
Robert D. Swenson        42   Chairman of the Board, President and Chief Executive Officer
                               of the Company and AirTran

John K. Ellingboe        45   Director of the Company and AirTran

Roger T. Munt            47   Director of the Company and AirTran

John S. Olbrych          40   Director of the Company and AirTran

Alan R. Stephen          49   Director of the Company and AirTran

Mark B. Rinder           39   Vice President, Finance, Chief Financial Officer, Treasurer
                               and Secretary of the Company and Vice President, Finance and
                               Chief Financial Officer of AirTran

Gustavo A. Carbonell     31   Vice President, Planning and Scheduling, of AirTran

Stuart L. Henning        55   Vice President, Operations, of AirTran

Cathy Hoag               39   Vice President, Sales and Marketing, of AirTran

Arlie D. Johnson         47   Vice President, Customer Service, of AirTran

ROBERT D. SWENSON, a Class III Director, has served as Chairman of the Board and Chief Executive Officer of the Company since April 1995 and as Chairman of the Board of AirTran since June 1994. From June 1994 to January 1995, Mr. Swenson was President of AirTran. On July 11, 1996, the Board of Directors of the Company and AirTran appointed him to the office of President of the Company and President and Chief Executive Officer of AirTran. Mr. Swenson served as a director, President and Chief Executive Officer of the Mesaba Holdings, Inc. and its subsidiary, Mesaba Aviation, Inc. from 1981 to 1995 and was Chairman of the Board of Mesaba Holdings, Inc. and Mesaba Aviation, Inc. from 1986 to September 1995. Mr. Swenson also served as President of Mesaba's predecessor from 1978 until March 1981. Mr. Swenson holds an Airline Transport Pilot certificate with flight instructor privileges and is type rated in the Fokker F-27 aircraft. Mr. Swenson was a member of the Board of Directors of the Regional Airline Association from 1985 through 1988 and served as Treasurer of the Association during 1987 and 1988. He was elected to serve as Vice Chairman of the Board of Directors of the Association for 1992 and was elected Chairman for 1993.

JOHN S. OLBRYCH, a Class II Director, has served as a director of the Company from April 1995 and a director of AirTran since June 1994. He served as Secretary and Treasurer of the Company from April 1995 to May 1996. Since April 22, 1996, Mr. Olbrych has been Chief Financial Officer of Mac-Gray Company, Cambridge, Massachusetts and since June 20, 1995, he has been President of D.C.-III Aviation, Inc., Newbury, Massachusetts. Mr. Olbrych served as Senior Vice President, Finance and Treasurer of Mesaba Holdings, Inc. and Mesaba Aviation, Inc. from August 1994 until September 1995, and served as a director of Mesaba Holdings, Inc. from January 1988 to September, 1995. Mr. Olbrych has been a business and financial consultant since March 1992. He was Managing General Partner of Cooper & Olbrych from March 1991 to February 1992, and was a Vice President of State Street Bank and Trust Company, Boston, Massachusetts, from June 1986 to February 1991. From October 1984 to June 1986, Mr. Olbrych was Vice President of Britmar Corporation. From August 1981 to October 1984, Mr. Olbrych was an Assistant Vice President of State Bank and Trust Company

JOHN K. ELLINGBOE, a Class I Director, has served as a director of the Company since April 1995 and a director of AirTran since June 1994. Mr. Ellingboe served as a director of Mesaba Holdings, Inc. from September 1990 to September 1995. Since June 1996, Mr. Ellingboe has been Chief Executive Officer of PMSA Management Group, LLC, a management consulting firm. From October 1993 to May 1996, he was Senior Vice President, Business Development, General Counsel and Secretary of Fingerhut Companies, Inc. From May 1990 to October 1993, he was Vice President, General Counsel and Secretary of Fingerhut Companies, Inc. Prior to 1990, he was an attorney in private practice.

ROGER T. MUNT, a Class II Director, has served as a director of the Company since 1995 and a director of AirTran since June 1994. Mr. Munt served as a director of Mesaba Holdings, Inc. from June 1984 to September 1995. Mr. Munt has been Executive Vice President and Chief Operating Officer of IGM Inc. since April 1994 and was President of Munt & Associates from March 1992 to April 1994. He served as General Manager of Helijet U.S. Inc. from March 1990 to March 1992. He was Vice President of Marketing and Strategic Planning of Dee Howard Co. from December 1988 to March 1990, and served as the Senior Vice President of Marketing for Fairchild Aircraft Corporation, Texas, a manufacturer of aircraft, from 1984 until December 1988.

ALAN R. STEPHEN, a Class III Director, has served as a director of the Company since April 1995 and a director of AirTran since June 1994. Mr. Stephen served as a director of Mesaba Holdings, Inc. from November 1987 to September 1995. Mr. Stephen has been President of Twin Otter International, Ltd. since May 1987. From September 1978 to May 1987, Mr. Stephen was Executive Vice President of the Regional Airline Association in Washington, D.C.

MARK B. RINDER has been the Vice President, Finance, Chief Financial Officer, Secretary and Treasurer of the Company since May, 1996, and the Vice President, Finance, and Chief Financial Officer of AirTran since February 1996. From 1993 through 1995, Mr. Rinder was Vice President, Finance of Caterair International Corporation, and from 1991 to 1993 was Vice President, Business Development for Europe and North America for that company. From 1989 to 1991, Mr. Rinder served Marriott Corporation and Caterair International Corp. as their Controller for European operations.

STUART L. HENNING has been Vice President of Operations of AirTran since February 1996. From 1993 to 1996 he served as Director of Flight Support Services for the University of North Dakota Aerospace Foundation. From 1988 to 1993 he was Vice President of Flight Operations for Northwest Airlines, Inc. and prior thereto Mr. Henning served in a variety of senior management positions in Pilot Training at Northwest Airlines and, earlier as a pilot commencing in 1969.

CATHY HOAG has been Vice President of Sales and Marketing of AirTran since February 1996. From 1984 to 1996 Ms. Hoag served in several marketing-related positions with The Hertz Corporation, ultimately serving as its Director of Advertising from 1990 to 1996.

ARLIE D. JOHNSON has been Vice President of Customer Service of AirTran since November 1995. Prior thereto, he was Director of Operations at Sun Country Airlines, Inc. from September to November 1995. In 1993, he co-founded and was a principal of Strategic Opportunities, Inc., a consulting firm, until September 1995. From 1989 to 1993, he served as Director of Customer Service for Northwest Airlines, Inc. in charge of its Minneapolis hub operations.

GUSTAVO A. CARBONELL has served as Vice President of Planning and Scheduling of AirTran since March 1995. From October 1992 to March 1994, he served as Director of Planning and Scheduling for Mesa Air Group. Prior thereto, he was a Manager of Market Planning and Analysis for Southwest Airlines Co. from April 1985 to October 1992.

ELECTION OF OFFICERS AND DIRECTORS
The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The Company's directors hold office until the annual meeting of shareholders for the years in which their respective terms expire as indicated above or until their successors are duly elected. At each subsequent annual meeting of shareholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors has established an Audit Committee and a Compensation Committee. The Company does not have a nominating committee.

The members of the Audit Committee are Roger T. Munt and John K. Ellingboe. The Audit Committee's functions include reviewing with the Company's independent public accountants their reports and audits, and reporting their findings to the full Board.

The members of the Compensation Committee are Alan R. Stephen, John K. Ellingboe and Roger T. Munt. The Compensation Committee's functions consist of establishing general levels of compensation for all employees of the Company, setting the annual salary of each of the executive officers of the Company, granting options to employees under the Company's option plans, and reviewing and approving compensation and benefit plans of the Company. During the fiscal year-ended March 31, 1996, the Board of Directors held 14 meetings and took action 5 additional times by unanimous written consent. The Audit Committee held no meetings, and the Compensation Committee held six meetings during the last fiscal year. Each of the incumbent directors attended at least 75% of the meetings of the Board and each committee of which he was a member held during the last fiscal year.

COMPENSATION OF DIRECTORS
Directors who are not employees of the Company receive a fee of $1,500 per quarter and are reimbursed for out-of-pocket expenses incurred in performing their duties as directors. Under the 1995 Director Stock Option Plan, an option to purchase 4,000 shares of common stock is automatically granted to each non-employee director on April 25 of each year, exercisable at 100% of the fair market value of the Company's common stock on the date of grant. The options have a term of six years and become exercisable on the first anniversary of the date of grant.

    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, initial reports of ownership were filed late for Mr. Carl Pohlad, a greater than ten percent beneficial owner; for Messrs. Ellingboe, Munt, Olbrych, Stephen and Swenson, directors of the Company; for Messrs. Carbonell, Johnson, Rinder, and Henning, and Ms. Hoag, executive officers of the Company; and for Mr. Horn, a former director and executive officer of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following compensation table sets forth, for the fiscal year ended March 31, 1996, the cash and certain other compensation paid by the Company to its Chief Executive Officer, and the Company's other executive officers whose compensation for the fiscal year ended 1996 exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer earned an annual salary and bonus in excess of $100,000 during such year.

                                                                                                   LONG-TERM
                                            ANNUAL COMPENSATION                               COMPENSATION AWARDS
                                                                            OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITIONS         YEAR     SALARY ($)     BONUS ($)    COMPENSATION ($)     OPTIONS/SARS (#)
Robert D. Swenson                    1996      $ 30,771           --             --                250,000(1)
Chairman and Chief Executive
Officer of the Company, Chairman
of AirTran

John F. Horn(2)                      1996      $140,005       $1,855            $81                100,000(1)
President of the Company and
President and Chief Executive
Officer of AirTran

_________________________

(1) Represents options granted on April 25, 1995 under the Company's 1995 Stock Option Plan at an exercise price of $2.70 per share.

(2)  Mr. Horn retired on July 10, 1996.

OPTION GRANTS IN LAST FISCAL YEAR
The following table shows all grants of options to the Named Executive Officers of the Company in the fiscal year ended March 31, 1996. The options were granted under the Company's 1995 Stock Option Plan. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (six years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.

                                          INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                    --------------------------------------------------------------               VALUE
                                           PERCENT                                     AT ASSUMED ANNUAL RATES
                                          OF TOTAL                                               OF
                        NUMBER OF          OPTIONS                                    STOCK PRICE APPRECIATION
                       SECURITIES        GRANTED TO      EXERCISE OR                     FOR OPTION TERM(1)
                       UNDERLYING       EMPLOYEES IN      BASE PRICE    EXPIRATION   -------------------------
NAME                 OPTIONS GRANTED     FISCAL YEAR        ($/SH)         DATE           5%           10%
Robert D. Swenson        250,000            37.5%           $2.70        4/25/2001     $905,000     $1,196,000
John F. Horn             100,000            15.0%           $2.70        4/25/2001     $362,000     $  478,000

____________________

(1) If the price of the Company' Common Stock appreciates, the value of the Company's Common Stock held by the shareholders will also increase. For example, the market value of the Company's Common Stock on September 8, 1995 (the Company's first day of trading on NASDAQ) was approximately $72.5 million, based upon the market price of $8-1/8 on that date. If the Company's Common Stock increases by 5% per year, the market value on April 25, 2001 of the same number of shares would be approximately $97.2 million. If the price of the Company's Common Stock increases by 10% per year, the market value on April 25, 2001 would be approximately $128.5 million.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table provides information as to options exercised by each of the Named Executive Officers of the Company during fiscal year ended March 31, 1996 and the value of options held by such officers at year end.

                        SHARES                        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                       ACQUIRED        VALUE         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                          ON         REALIZED          OPTIONS AT 3/31/96                 AT 3/31/96($)(1)
NAME                 EXERCISE (#)       ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Robert D Swenson          0              0           250,000            0           $1,637,500          0
John F. Horn              0              0           100,000            0           $  655,000          0

____________________

(1) The closing sale price of the Common Stock on March 29, 1996 (the last trading day of the Company's fiscal year) as reported by NASDAQ was $9.25 per share. Value is calculated by multiplying (a) the difference between $9.25 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

                        THE COMPANY'S STOCK OPTION PLANS

STOCK OPTION PLAN
On April 25, 1995, the Board of Directors adopted the Company's 1995 Stock Option Plan (the "Stock Option Plan") pursuant to which options may be granted for up to 1,000,000 shares of the Company's Common Stock. The purpose of the Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock. The Board is submitting to shareholders a resolution to increase, to 1,150,000 shares, the number of shares subject to issuance under the 1995 Stock Option Plan. For a discussion of the Stock Option Plan, see "Proposal to Increase the Number of Shares Reserved for Issuance Pursuant to the Company's Stock Option Plan."

DIRECTOR STOCK OPTION PLAN
The 1995 Director Stock Option Plan (the "DSOP") was adopted by the Board of Directors on April 25, 1995. The purpose of the DSOP is to attract the best available individuals to serve as non-employee directors of the Company ("Outside Directors") and to encourage their continued service on the Board of Directors. The maximum aggregate number of shares of the Company's Common Stock which may be issued pursuant to the DSOP is 150,000. The DSOP is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

The DSOP provides for the automatic grant of options to purchase the Company's Common Stock to Outside Directors according to fixed terms. On April 25, 1995, each Outside Director then serving on the Board of Directors was automatically granted an option to purchase 4,000 shares at an exercise price of $2.70 per share and will automatically receive an option to purchase 4,000 shares on each subsequent April 25. A new Outside Director automatically receives options to purchase 4,000 shares upon first becoming an Outside Director and on each April 25 after the year of the original grant. Each Outside Director will continue to receive automatic annual grants until the Outside Director ceases to serve as such, until the DSOP terminates, or until the shares authorized for issuance under the DSOP are exhausted. An option may have a term of up to ten years and will be exercisable not earlier than the first anniversary of the date of the grant of the option. The exercise price for each share of the Company's Common Stock purchased pursuant to an option will be 100% of the fair market value of such share on the date of the grant of the option.

No option granted under the DSOP may be transferred other than by will or by the laws of descent and distribution, and all options are exercisable, during the lifetime of the Outside Director, only by the Outside Director. If an Outside Director ceases to serve as a director for any reason other than death or total disability (as defined in the DSOP), all rights to exercise his or her options granted under the Plan will terminate, unless such termination is waived by the Board of Directors. In the event an Outside Director dies while serving as a director or within three months after termination of his or her service as a director because of his or her total disability, his or her options may be exercised prior to the earlier to occur of the expiration of the option or three years from the date of death. In the event an Outside Director's service as a director terminates because of a total disability and the Outside Director has not died within three months of such termination, his or her options may be exercised prior to the earlier to occur of the expiration of the option or one year from the date of such termination.

The options granted under the DSOP will not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. There is no taxable income to a participant as a result of the grant of an option under the DSOP. However, upon exercise, the participant will generally realize taxable income equal to the difference between the fair market value of the stock at the time of exercise and the option price. The Company will ordinarily be entitled to a corresponding tax deduction at the time that the participant realizes compensation income. Upon a subsequent sale of the shares so acquired, the participant will recognize a capital gain or loss equal to the difference between the amount realized in the sale and the fair market value of the shares on the date of exercise. The foregoing statements are based on current federal income tax laws and regulations and are subject to changes in such tax laws and regulations, or interpretations thereof.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee consists of three independent, non-employee directors appointed by the Board of Directors. The Committee has been authorized by the Board of Directors to set the annual salary and incentive compensation of each of the executive officers of the Company, to grant stock options to officers and key employees under the Company's Stock Option Plan and to review and approve overall compensation levels and benefits plans of the Company. The full Board of Directors generally does not review the Compensation Committee's decisions relating to executive compensation except for the compensation of the Chief Executive Officer and in the event that such decisions require the adoption of certain documents or specific plans.

COMPENSATION PHILOSOPHY
The Company's executive compensation policies, as endorsed by the Compensation Committee, are designed to:

(a) Attract, motivate and retain executives who the Committee believes contribute to the long-term success of the Company;

(b) Reward individual contributions to the Company's accomplishment of certain profit, operational and other goals;

(c) Promote a pay-for-performance philosophy by making a significant portion of total compensation subject to performance-based goals while providing compensation opportunity that is generally competitive for positions with similar responsibilities in similarly situated companies; and

(d) Provide opportunities to own the Company's common stock to promote alignment of the executives' interests with those of the Company's shareholders.

The Compensation Committee believes that each of these factors is important to the financial performance of the Company. In implementing its executive compensation program, the Company and the Committee seek to create compensation plans incorporating these factors. The Compensation Committee also believes, however, that enhancement of shareholder value will best be served by compensation plans that encourage meeting operational, safety and reliability standards and the Committee seeks to recognize these factors as well as financial measures in setting total compensation of the Company's officers.

The components of the Company's current executive compensation program are comprised of base salary, cash incentive compensation and long-term incentive awards in the form of stock option grants.

BASE SALARY AND CASH INCENTIVE COMPENSATION
The Compensation Committee establishes the base salary and incentive compensation of the Chief Executive Officer and approves the salaries and incentive compensation of the other executive officers as recommended by the Chief Executive Officer. Base salary levels, including that of the Chief Executive Officer, are reviewed annually by the Compensation Committee. Incentive compensation, in the form of profit sharing participation, is generally paid quarterly and is designed to provide a direct financial incentive to achieve the Company's profit goals. The senior executive officers ordinarily receive a significant portion of their total compensation through incentive compensation.

LONG-TERM INCENTIVE COMPENSATION
The Company's stock option program is intended to provide a long-term incentive for executive officers and other employees. The Committee believes that stock option grants allow executives and other employees to participate in the success of the Company and link their interests directly with those of the shareholders. If there is no price appreciation in the Company's common stock, option holders receive no benefit, because stock options are granted with an exercise price equal to the fair market value of the common stock on the day of grant. The number of stock options granted to executives, including the Chief Executive Officer, is based primarily on base salary level, the number of options previously granted, individual performance and the Company's financial and operational performance. The executive officers named in the Summary Compensation Table, were granted options to purchase a total of 350,000 shares during fiscal 1996. However, Robert D. Swenson's option to purchase 250,000 shares was granted in connection with the anticipated spin-off of the Company from its former parent and Mr. Swenson's agreement to cancel an option for 250,000 shares of the former parent company's stock.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Roger T. Munt       John K. Ellingboe        Alan R. Stephen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Roger T. Munt, John K. Ellingboe and Alan R. Stephen served on the Compensation Committee during the fiscal year ended March 31, 1996. No member of the Compensation Committee of the Board of Directors was an officer, former officer or employee of the Company or its subsidiary during the fiscal year ended March 31, 1996. John F. Horn, the President and a Director of the Company until July 10, 1996, was also Chairman of the Board of MarketLink, Inc. ("MarketLink") and served on the compensation committee of that company during the fiscal year ended March 31, 1996. No other executive officer of the Company served as a member of the compensation committee or board of directors of another entity which had an executive officer who served on the Company's Compensation Committee or Board of Directors during the fiscal year ended March 31, 1996.

During the fiscal year ended March 31, 1996, AirTran and MarketLink, Inc. entered into an agreement pursuant to which MarketLink provided AirTran with an automated telephone system. The agreement provides for monthly payments to MarketLink of $4,400 for services rendered under the agreement for a term of 36 months, and $95.00 per hour for services requested by AirTran outside the scope of the agreement. During the fiscal year ended March 31, 1996, the Company paid MarketLink $5,700. See "Certain Transactions with Management."

                          COMPANY STOCK PERFORMANCE

The following graph provides a quarterly comparison of the total cumulative returns for the Company's Common Stock, the CRSP Index for the NASDAQ Stock Market (U.S. companies), and the CRSP Index for air carriers traded on the NASDAQ System. The CRSP Indexes are prepared by the Center for Research in Security Prices of the University of Chicago. The total cumulative return for each period is based on the investment of $100 on September 8, 1995, assuming compounded daily returns and the reinvestment of all dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

              6/30/95      9/8/95  12/29/95   3/29/96
Company         0.000     100.000   115.385   113.846
Market Index   87.851     100.000    99.587   104.207
Peer Index     90.653     100.000   111.571   118.784

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.00 on 9/08/95, the day the Company's Common Stock was listed for trading on the NASDAQ-NMS. On 9/08/95, the closing sales price of the Common Stock was $8-1/8.


                     CERTAIN TRANSACTIONS WITH MANAGEMENT

In January 1996, AirTran, entered into an agreement with MarketLink, Inc., a Minnesota corporation, pursuant to which MarketLink was retained to provide an automated telephone system for AirTran, inclusive of hardware, software and associated accessories. The agreement calls for monthly payments to MarketLink of $4,400 for services provided under the agreement for a term of 36 months, and $95.00 per hour, plus out-of-pocket costs, for all development, programming, testing and installation provided by MarketLink for applications requested by AirTran for purposes other than specified in the agreement. During the fiscal year ended March 31, 1996, the Company paid MarketLink $5,700. John F. Horn, an executive officer and director of the Company and AirTran during the year-ended March 31, 1996, was the Chairman of the Board of MarketLink from January 1993 until May 1996. MarketLink is a publicly traded company of which Mr. Horn is a 5.7% beneficial owner. The transaction with MarketLink was reviewed and approved by all members of the Board, except Mr. Horn, who abstained from voting.

            PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR
             ISSUANCE PURSUANT TO THE COMPANY'S STOCK OPTION PLAN

The Company's Board of Directors has unanimously adopted, subject to the approval by the Company's shareholders, a resolution to increase to 1,150,000 shares the number of shares of Common Stock in the Company's 1995 Stock Option Plan (the "Stock Option Plan") that are reserved for issuance to the Company's employees. The Stock Option Plan presently authorizes 1,000,000 shares for issuance upon exercise of stock options. The text of the Stock Option Plan, as modified pursuant to this amendment, is attached hereto as Exhibit A. The material features of the Stock Option Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Stock Option Plan, as amended.

The purpose of the Stock Option Plan is to provide additional incentives to attract and retain qualified employees through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Stock Option Plan authorizes (a) the granting of incentive or non-statutory stock options (or combinations of both) to purchase Common Stock to employees of the Company, (b) the provision of loans for the purpose of financing the exercise of options, and (c) the use of already owned Common Stock as payment of the exercise price for options granted under the Stock Option Plan (such provisions being at times referred to herein as the "Stock Swap").

Approval of the increase in the number of shares reserved for issuance under the Stock Option Plan by the Company's shareholders pursuant to the Stock Option Plan is one of the conditions of Rule 16b-3, a rule promulgated by the Securities and Exchange Commission (the "SEC") that provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), with respect to the acquisition of options, the use of the Stock Swap and certain other transactions by officers and directors of the Company.

Options are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time-to-time by the Compensation Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive options or the number of shares for which options will be granted to any such employee, except to the extent already granted or conditionally granted.

Assuming approval of the proposed amendment, an aggregate of 1,150,000 shares of Common Stock (subject to adjustment as discussed below) will be reserved for sale upon exercise of options granted under the Stock Option Plan. As of July 1, 1996, options to purchase 667,000 shares of Common Stock are issued and outstanding under the Stock Option Plan. The shares acquired upon exercise of options granted under the Stock Option Plan will be authorized and unissued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Stock Option Plan. If any option granted under the Stock Option Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Stock Option Plan.

The following table sets forth, as of July 1, 1996, certain information regarding options granted under the Stock Option Plan to the persons and groups indicated. Of such options, 518,000 are currently, or within the next 60 days will become exercisable.

                                                                                          VALUE OF
                                                  NUMBER OF SHARES    EXERCISE PRICE     OPTIONS AT
NAME AND POSITION                                SUBJECT TO OPTIONS     PER SHARE      JULY 1, 1996(1)
Robert D. Swenson                                     250,000            $2.70         $1,043,750
Chairman of the Board,
Chief Executive Officer and
President of the Company and AirTran

John F. Horn                                          100,000            $2.70         $  417,500
President of the Company;
President and Chief Executive Officer
of AirTran(2)

All current directors who are not executive            20,000(3)         $7.75         $        0
officers as a group (1 person)

All current executive officers                        375,000            $4.51(5)      $  886,875
as a group (6 persons)(4)

All employees as a group, other than                  172,000            $5.28(6)      $  274,340
executive officers (131 persons)

___________________________

(1) The closing sale price of the Common Stock on July 1, 1996 was $6-7/8 per share. Value is calculated by multiplying (a) the difference between $6-7/8 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

(2)  Mr. Horn retired on July 10, 1996.

(3) Represents shares issuable upon exercise of options granted to John S. Olbrych while he was an officer of the Company.

(4)  Does not include Mr. Horn's option for 100,000 shares.

(5) Represents an average of option exercise prices ranging from $2.70 to $10.75 per share.

(6) Represents an average of option exercise prices ranging from $2.70 to $10.00 per share.

TERMS AND CONDITIONS
The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which consists exclusively of non-employee directors. The Compensation Committee has the authority to grant options, determine the terms of options, select the employees to whom options are granted, promulgate rules relating to the Plan, interpret the Plan, and to take other actions necessary or advisable for the administration of the Stock Option Plan.

Under the Stock Option Plan, the option excercise price per share may not be less than the fair market value of the underlying shares on the date of grant or, in the case of an incentive stock option granted to a 10% shareholder, 110% of the fair market value on the date of grant. For purposes of the Stock Option Plan, the term "fair market value" means the closing sale price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") on the date of grant. (The Stock Option Plan also provides that if the Company's Common Stock were not listed on NASDAQ (or any national securities exchange), fair market value would be determined by the average of the closing bid and asked prices for the Common Stock as reported by the National Quotation Bureau, Inc. or similar compilation service; or if there existed no public trading market for the Common Stock, fair market value would then be the amount as reasonably determined by the Board of Directors or Compensation Committee.) The exercise price of an option may be paid in cash, or at the sole discretion of the Committee, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Stock Option Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for an initial term not exceeding five years, but which term is renewable at the Committee's discretion, (ii) bear interest at a rate as determined by the Committee, and (iii) be secured by the shares of Common Stock purchased or other collateral as determined by the Committee. Cash payments will be used by the Company for general corporate purposes.

The use of already owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By using already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market of the shares subject to the option and the exercise price of the option.

No option granted under the Stock Option Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option will be determined by the Committee at the time of the grant, but may not be longer than ten years from the date of grant. An option may be exercised at any time or from time-to-time or only after a period of time or in installments, as the Committee determines. Under circumstances of dissolution, liquidation, or merger of the Company, the Board may, in its sole discretion, accelerate the date on which options may be exercised. No option may be granted under the Stock Option Plan after April 24, 2005.

The unexercised portion of any option granted to an employee under the Stock Option Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) cause (as defined in the Stock Option Plan); (ii) total disability; or (iii) death; (b) immediately upon the termination of the optionee's employment for cause; (c) on the date that is the earlier of the expiration date of the option or one year after the date on which the optionee's employment is terminated by reason of total disability; or (d) on the date that is the earlier of the expiration date of the option or three years after the date on which the optionee's employment is terminated by reason of the death of the employee.

To prevent dilution of the rights of a holder of an option, the Stock Option Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Stock Option Plan.

AMENDMENTS
The Board of Directors may amend, suspend or terminate the Stock Option Plan at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. However, the Board of Directors may not amend the Stock Option Plan without shareholder approval to, among other things, (a) increase the number of shares of Common Stock reserved for issuance or change the class of persons eligible to receive options, (b) permit the granting of options that expire beyond the maximum 10-year period, (c) provide for a lesser time than six months within which an option may be exercised, or (d) permit the granting of an option having an exercise price less than the fair market value (as defined in the Stock Option Plan) of the Company's common stock on the date of grant.

           FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN

The Stock Option Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (as amended.).

NON-STATUTORY STOCK OPTIONS.
An optionee granted a non-statutory stock option under the Stock Option Plan will generally recognize, at the date of exercise of such non-statutory stock option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the non-statutory stock option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the optionee includes the amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

The Federal income tax treatment is somewhat different for officers and directors of the Company ("Reporting Persons") as a result of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. If a Reporting Person exercises an option prior to the expiration of the holding period required by Rule 16b-3 (which holding period lasts for six months following the acquisition of the option), unless the Reporting Person makes an 83(b) Election, as described below, the Reporting Person will recognize ordinary income upon the expiration of the holding period or such earlier date on which the person ceases to be a Reporting Person. The amount of ordinary income will be equal to the difference between the exercise price of the option and the fair market value of the shares at the time that the income is recognized. A Reporting Person, however, is entitled to elect under Section 83(b) of the Code (the "83(b) Election") within 30 days after exercising an option, to treat as ordinary income the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price and no further ordinary income will be recognized, irrespective of whether the fair market value of the shares has increased or decreased at the expiration of the applicable period under
Section 16(b).

If an optionee exercises a non-statutory stock option by delivering other shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if the then fair market value of the shares is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the non-statutory stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a non-statutory stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the non-statutory stock option solely for cash.

INCENTIVE STOCK OPTIONS.
Incentive stock options are "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of Common Stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and the tax basis to the holder will be taxed as long-term capital gain or loss.

In general if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any), from the sale. If the amount realized upon the disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as a short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

For taxable years beginning after December 31, 1992, the alternative minimum tax on individuals is imposed at a rate of 26% of the first $175,000 of taxable excess, and 28% of so much of the taxable excess as exceeds $175,000. Taxable excess is defined as the excess of (i) an individual's taxable income plus certain specified tax preference items and subject to certain items of adjustment, over (ii) an exemption amount of ($33,750 in the case of non-married individuals; $45,000 in the case of married individuals filing jointly; and $22,500 in the case of married individuals filing separately). The exemption amount is reduced or eliminated in certain cases. An individual will be liable for the alternative minimum tax only to the extent of the amount by which such tax exceeds the liability for regular Federal income tax (reduced by certain credits). A foreign tax credit may be applied against the alternative minimum tax. Further, the amount of minimum tax liability generally is allowed as a credit offsetting regular tax liability in subsequent years.

The amount by which the fair market value of the shares acquired at the time of exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining the alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the optionee includes the amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE TO 1,150,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE STOCK OPTION PLAN.

3. SELECTION OF AUDITORS
On September 28, 1995, the Company terminated its relationship with the independent accounting firm of Arthur Anderson LLP ("AA"). The Company's Board of Directors approved the decision to change independent accountants. AA's report on the Company's financial statements for the fiscal year ended March 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. From the time AA was engaged by the Company through the date of AA's dismissal, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of the disagreements in connection with its report. The Company engaged KPMG Peat Marwick LLP as its new independent accountants. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and will be available to respond to appropriate questions. They will be given the opportunity to make a statement if they desire to do so.

While ratification by shareholders of this appointment is not required by law or the Company's Certificate of Incorporation or Bylaws, management of the Company believes that such ratification is desirable. In the event this appointment is not ratified by an affirmative vote of shareholders holding a majority of the Company's issued and outstanding Common Stock, in attendance at the meeting, either in person or by proxy, the Board of Directors of the Company will consider that fact when it appoints independent public accountants for the next fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF ITS SELECTION OF KPMG PEAT MARWICK LLP AT THE 1996 ANNUAL MEETING.

4. OTHER BUSINESS
The Board of Directors knows of no business which will be presented for action at the Annual Meeting other than as set forth in this Proxy Statement, but if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                         INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

                             COST OF SOLICITATION

The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

                        SHAREHOLDER PROPOSALS FOR 1997

Shareholder proposals intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the President of the Company at the Company's executive offices for possible inclusion in the Company's Proxy Statement and notice of meeting relating to that meeting by April 3, 1997. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and be furnished to the President by certified mail, return receipt requested.

YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 1996 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.


BY ORDER OF THE BOARD OF DIRECTORS


Mark B. Rinder, Secretary

Orlando, Florida
July 27, 1996
                                                                     EXHIBIT A

                             AIRWAYS CORPORATION
                            1995 STOCK OPTION PLAN
                                 (AS AMENDED)

1. PURPOSE AND DEFINITIONS. The Purpose of this Plan is to strengthen the ability of Airways Corporation (the "Company") to attract and retain key Employees and Consultants and to furnish additional incentives to such persons by encouraging them to acquire an equity interest in the Company.

The following definitions are used herein:

       (a) "Board" means the Board of Directors of the Company.

       (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (c) "Committee" means the committee appointed by the Board of Directors of the Company in accordance with Section 3.

       (d) "Consultant" means any person other than a director who is engaged by the Company or any Parent or Subsidiary to render consulting services for compensation.

       (e) "Eligible Participants" means Employees and Consultants.

       (f) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company is not sufficient to constitute "employment."

       (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (h) "Incentive stock options" means options to purchase Stock which at the time such options are granted under this Plan qualify as incentive stock options within the meaning of Section 422 of the Code.

       (i) "Nonqualified stock options" means options to purchase Stock which at the time such options are granted under this Plan do not qualify as incentive stock options.

       (j) "Parent" means any corporation which at the time an option is granted under this Plan is a "parent corporation" as defined in Section 425(e) of the Code.

       (k) "Plan" means this Airways Corporation 1995 Stock Option Plan.

       (l) "Stock" means the Company's Common Stock, $.01 par value per share.

       (m) "Subsidiary" means any corporation which at the time an option is granted under this Plan is a "subsidiary corporation" as defined in Section 424(f) of the Code except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code.

2. SHARES SUBJECT TO THE PLAN. Options may be granted by the Company from time to time to Eligible Participants to purchase an aggregate of 1,150,000 shares of Stock, and such number of shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 5(h)). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company (whether acquired specifically for issuance under the Plan or otherwise) which are available under applicable law to be issued under the Plan. If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares, new options may thereafter be granted under the Plan covering the number of shares subject to the option which was thus terminated, expired or canceled.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board appointed by the Board and serving at the Board's pleasure, or such other committee as the Board may from time to time appoint to serve as such pursuant to this Section 3. Such Committee shall consist of not less than two members of the Board. Any grants of options to officers who are subject to Section 16 of the Exchange Act shall be made only by a Committee of two or more directors, each of whom is a "disinterested person" as defined in Rule 16(b)-3(c)(2) of the Exchange Act.

The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to grant options; to determine the purchase price of the Stock covered by each option, the term of each option, the Eligible Participants to whom, and the time or times when options shall be granted and the number of shares covered by each option; to designate options as incentive stock options or nonqualified stock options; with the consent of an optionee, to modify or amend an option; to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Board; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical); to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan; and to make all other determinations deemed necessary or advisable, for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated its duties as aforesaid may employ one or more persons to render advice with respect to the responsibility the Committee or such person may have under the Plan.

The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons to whom options have been granted under the Plan, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the grant of any options made hereunder, and all members of the Committee shall be fully-protected by the Company in respect of any such action, determination or interpretation.

4. GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee shall
(a) determine and designate from time to time those Eligible Participants to whom options are to be granted; (b) authorize the granting of incentive stock options, nonqualified stock options, or a combination of incentive stock options and nonqualified stock options; (c) determine the number of shares subject to each option; and (d) determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period; provided, however, that (i) incentive stock options may be granted only to Employees, (ii) no option shall be granted after the expiration of 10 years from the Effective Date of the Plan specified in Section 9 below, (iii) the aggregate fair market value (determined as of the date the option is granted) of stock for which all of an Employee's incentive stock options first become exercisable during any calendar year shall not exceed $100,000, and (iv) no director of the Company who is not also an Employee shall be entitled to receive any option under the Plan.

5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an agreement in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

       (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period provided that, in the case of an incentive stock option, such extension may have the effect of causing the option to be treated as a nonqualified stock option. In no case shall such period, including any such extensions, exceed 10 years from the date of grant; provided, however, that in the case of an incentive stock option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

       (b) Exercise Price. The exercise price per share of Stock shall be determined by the Committee at the time each option is granted and shall be not less than (i) the fair market value or (ii) in the case of an incentive stock option granted to a Ten Percent Stockholder, 110% of the fair market value of one share of the Stock on the date the option is granted, as determined by the Committee.

       For purposes of this Section 5, the "fair market value" of the Stock shall be determined as follows:

           (A) if the Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any given day shall be the closing sale price for the Stock on such day, as reported in the Wall Street Journal or other newspaper of general circulation;

           (B) if the Stock is not listed on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock as reported on the NASDAQ National Market or Small Cap Market on such day, as reported in the Wall Street Journal or other newspaper of general circulation;

           (C) if the Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not listed on the NASDAQ National Market or Small Cap Market, the fair market value on any given day shall be the average of the closing representative bid and asked prices as reported by the National Quotation Bureau, Inc. or such other publicly available compilation of the bid and asked prices of the Stock in any over-the-counter market on which the Stock is traded; or

           (D) if there exists no public trading market for the Stock, the fair market value on any given day shall be an amount determined by the Board or Committee in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Committee as of the date of determination nor less than the par value of the Stock.

       In the event that the Stock did not trade on the day an option is granted, the fair market value shall be determined by reference to the earliest preceding day on which the Stock was traded.

       (c) Exercise of Option. No part of any option may be exercised for such period after the date on which the option is granted as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments; provided, however, that no option may be exercised for a period of six months after the date of grant. Option granted under the Plan may be exercised without regard to the status of previously granted options.

       An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Stock subject to the option, notwithstanding the exercise of the option. A share certificate for the number of shares so acquired shall be issued to the optionee as soon as practicable after the exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 5(h) hereof.

       (d) Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise in cash; provided, however, that the Committee may determine, in its sole discretion, other forms of consideration to be appropriate for payment of the purchase price of the shares as to which an option shall be exercised, including, but not limited to, shares of Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.

       The Company may make loans to such option holders as the Committee, in its discretion, may determine (including a holder who is a director or officer of the Company) in connection with the exercise of options granted under the Plan; provided, however, that the Committee shall have no discretion to authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in Section 424(h) of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan as the Committee shall determine:

           (i) Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options).

           (ii) In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option or portion thereof exercised by the holder.

           (iii) No loan shall have an initial term exceeding five years, but, any such loan may be renewable at the discretion of the Committee.

           (iv) When a loan shall have been made, shares of Common Stock having a fair market value at least equal to the principal amount of the loan, or such other collateral as may be deemed appropriate by the Committee, shall be pledged to the Company as security for payment of the unpaid balance of the loan.
           (v) Every loan shall comply with all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

       (e) Exercise in the Event of Death or Termination of Status as an Employee or Consultant.

           (i) If an optionee dies while an Employee or Consultant of the Company or a Subsidiary or Parent or within three months after termination of his or her status as an Employee or Consultant because of his or her total disability, his or her option may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his or her death, by the person or persons to whom the optionee's right under the option passes by will or applicable law, or if no such person has such right, by his or her executors or administrators, at any time or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or three years after the optionee's death, whichever date is earlier.

           (ii) If an optionee's status as an Employee or Consultant of the Company or a Subsidiary or Parent shall terminate because of his or her total disability, he or she may exercise his or her option to the extent that he or she shall have been entitled to do so at the date of such termination, at any time or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or one year after such termination, whichever date is earlier.

           (iii) If an optionee's status as an Employee or Consultant of the Company or a Subsidiary or Parent shall terminate by reason of his or her retirement in accordance with the terms of the Company's retirement plans or with the consent of the Committee; voluntarily; or involuntarily other than for cause, death, or total disability, all rights to exercise his or her option shall terminate at the expiration date specified in paragraph
       (a) of this Section 5 or three months after termination of employment, whichever date is earlier.

           (iv) If an optionee's status as an Employee or Consultant of the Company or a Subsidiary or Parent shall terminate for cause, all rights to exercise his or her option shall terminate at the date of such termination.

    "Termination for cause" shall include termination for malfeasance or misfeasance in the performance of duties of the optionee as an Employee or Consultant or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or any Subsidiary or Parent, violation of the terms of the optionee's employment or consulting agreement, if any, and in any event, the determination of the Committee with respect to the matter of whether an optionee's status as an Employee or Consultant of the Company or a Subsidiary or Parent has been terminated for cause shall be final and conclusive. "Total disability" shall mean the total and permanent inability of a person, as a result of accident or sickness, to perform his or her duties as an Employee or Consultant.

       Notwithstanding subsections (ii), (iii) and (iv) above, the Committee shall have the authority to extend the period in which an option may be exercised, provided that no such extension may be for a term beyond the date specified in paragraph (a) of this Section 5. Such extension of the option exercise period may have the effect of causing the option to be treated as a nonqualified stock option.

       (f) Nontransferability. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by the optionee or by the optionee's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option.)

       (g) Investment Representation. Each option agreement may provide that, upon demand by the Committee for such a representation, the optionee (or any person acting under paragraph 5(e)) shall deliver to the Committee at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

       (h) Adjustments in Event of Change in Common Stock. The number and kind of shares covered by each outstanding option, and the number and kind of shares of Stock which have been authorized for issuance under the Plan but as to which options have not yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an option.

       In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his or her option as to all or any part of the optioned Stock, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option as to all of the optioned Stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that the option shall be fully exercisable for a stated period of time from the date of such notice, and the option will terminate upon the expiration of such period.

           (i) Incentive Stock Options. Each option agreement which provides for the grant of an incentive stock option to a participant shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code, or any amendment thereof or substitute therefor.

           (j) No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date of issuance to him or her of a certificate or certificates for such shares.

           (k) No Rights to Continued Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of his or her status as an Employee or Consultant of the Company or any Subsidiary or Parent, nor shall the Plan or any option granted under the Plan interfere in any way with the right of the Company or any Subsidiary or Parent, as the case may be to terminate an optionee's status as an Employee or Consultant at any time.

6. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options hereunder, and the obligation of the Company to sell and deliver shares of Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and
(b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Stock as to which such requisite authority shall not have been obtained.

7. DISPOSITION OF SHARES. Without the consent of the Committee, no share of Stock acquired by an exercise of an incentive stock option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such option was granted or within one year after the transfer of such share pursuant to such exercise; provided, however, that an optionee may sell, transfer, hypothecate, or otherwise dispose of the shares acquired upon exercise of an incentive stock option at any time following exercise so long as adequate provision is made for the payment to the Company of funds sufficient for payment of any withholding and other taxes required by any governmental authority in respect of the sale of such shares prior to one year following the date of exercise.

8. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of paragraph (h) of Section 5, no action of the Board of Directors or of the Committee may (i) increase the number of shares reserved for options pursuant to Section 2, (ii) permit the granting of any option having an exercise price less than that determined in accordance with paragraph (b) of
Section 5, (iii) shorten the period provided for in paragraph (c) of Section 5 which must elapse between the date of granting an option and the date on which any part of an option may be exercised, (iv) permit the granting of options which expire beyond the period provided for in paragraph (a) of Section 5, or
(v) make any change that would require stockholder approval pursuant to Rule 16b-3 under the Exchange Act, unless such approval is obtained. Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him or her under the Plan. Notwithstanding the foregoing, the Board of Directors may also amend or modify the Plan to give effect to changes hereafter adopted in any law, rule or regulation affecting incentive stock options. The Plan may be amended, modified or terminated in any other manner as may be approved by the stockholders of the Company.


9. EFFECTIVE DATE OF THE PLAN. The Effective Date of the Plan shall be April 25, 1995, the date of its adoption by the Board of Directors of the Company. The Plan was approved by the Company's sole stockholder on April 25, 1995.


10. NAME. The Plan shall be known as the "Airways Corporation 1995 Stock Option Plan."



11. EFFECT ON OTHER STOCK PLANS. The adoption of the Plan shall have no effect on options granted or to be granted pursuant to any other stock option plans covering the Employees or Consultants of the Company, any Subsidiary or Parent, or any predecessors or successors thereto.


                             AIRWAYS CORPORATION

                                                             SHAREHOLDER PROXY

   THIS SHAREHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 11, 1996

The undersigned hereby appoints Robert D. Swenson, Mark B. Rinder, or either of them, as proxies, each with the power to appoint his substitute, to represent, and vote all shares of Common Stock of and on behalf of the undersigned as designated on the reverse side at the Annual Meeting of Shareholders of Airways Corporation, to be held September 11, 1996, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. PLEASE MARK YOUR
VOTES AS INDICATED
IN THIS EXAMPLE [X]

1. ELECTION OF DIRECTORS   Robert D. Swenson, John S. Olbrych, John K.
                           Ellingboe, Roger T. Munt, Alan R. Stephen
[ ] FOR nominees listed at right
    (except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY
    to vote for

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. PROPOSAL TO INCREASE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER 1995 STOCK OPTION PLAN

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. OTHER BUSINESS: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the Proxy will be voted FOR Proposals 1, 2 and 3.

                  PLEASE MARK ON THIS SIDE; THEN SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                         (Continued from other side)

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the Proxy will be voted FOR Proposals 1, 2 and 3.

                           THIS PROXY IS SOLICITED
                     ON BEHALF OF THE BOARD OF DIRECTORS


Date:____________________  , 1996

_________________________________
Signature

_________________________________
Signature if held jointly


PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. If shares are held in the name of two or more persons, all must sign. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee, or Guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.

                      AIRWAYS CORPORATION ANNUAL MEETING
                   AirTran Airways, Inc. Maintenance Hangar
                               4170 Wiley Drive
                               Orlando, Florida

                              SEPTEMBER 11, 1996
                            10:00 A.M., Local Time